Exhibit 10.1

FOURTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

Effective May 8, 2013

THE LIMITED LIABILITY COMPANY INTERESTS IN PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED (EACH, A “TRANSFER”) AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (AS AMENDED FROM TIME TO TIME, THE “LLC AGREEMENT”); AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER.  THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS, THE LLC AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER.  THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

i

(continued)

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Schedule 3.3(b) Prior Inventions

v

This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Private National Mortgage Acceptance Company, LLC (the “Company”), is entered into as of May 8, 2013 (the “Effective Date”), by and among each of the Members, and such other Persons as may become parties to this Agreement and be admitted as Members in accordance with the provisions hereof from time to time (each a “Member” and collectively, the “Members”). Certain capitalized terms used in this Agreement are defined in Article I below.

Explanatory Statement

The Company was formed as a limited liability company under the Act pursuant to the filing of the Certificate of Formation with the Secretary of State on January 9, 2008;

The then members of the Company entered into a Limited Liability Company Agreement of the Company, effective as of February 25, 2008, which was amended and restated on September 22, 2009, March 9, 2011 and October 17, 2011 and amended on December 31, 2012 (as amended and restated, the “Prior Operating Agreement”);

The Company and the Members desire to have PennyMac Financial Services, Inc., a Delaware corporation (“Parent Member”), effect an initial public offering of shares of Class A Common Stock and in connection therewith to effect a recapitalization of the Company and Parent Member (collectively, the “IPO”) and to amend and restate the Prior Operating Agreement in its entirety as set forth herein, including to convert all outstanding limited liability company interests in the Company into Class A Units, to distribute shares of Class B Common Stock to the Members other than the Parent Member and to admit Parent Member as the sole Managing Member of the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
Defined Terms

1.1.         Defined Terms. The following capitalized terms shall have the meanings specified in this Section 1.1. Other terms are defined in the text of this Agreement and those terms shall have the meanings respectively ascribed to them.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year or other relevant period, after (i) crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations) and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of equity interests, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing. For purposes of the definition of “control,” a general partner or the managing member of a Person shall always be considered to control such Person. Notwithstanding the foregoing, for purposes of this Agreement, none of the Members or their Affiliates, solely by virtue of being Members of the Company, shall be considered Affiliates of any other Members or the Company; provided that the Managing Member shall be deemed to be an Affiliate of the Company.

“Agreement” means this Fourth Amended and Restated Limited Liability Company Agreement, including the Schedules and Exhibits attached hereto, as the same may be further amended or restated from time to time.

“Assumed Tax Rate” means such rate as the Managing Member reasonably determines to be necessary to result in a tax distribution in respect of each Unit under Section 5.10(b) sufficient for each Member to satisfy its U.S. federal, state, and local income tax liability in respect of that Member’s allocable share of the Company’s taxable income for the applicable calendar year (taking into account the impact of Section 704(c) of the Code), it being understood, for the avoidance of doubt, that the tax distribution in respect of each Unit will be equal in amount.

“BlackRock Charitable Entity” means each tax-exempt private foundation or public charity created by BlackRock Mortgage Ventures, LLC or any of its Affiliates, or with respect to which BlackRock Mortgage Ventures, LLC or any of its Affiliates is a disqualified person, and each sponsoring organization which maintains a donor advised fund which is separately identified by reference to contributions of BlackRock Mortgage Ventures, LLC or any of its Affiliates (as such terms are defined in the Code).

“BlackRock Member” or “BlackRock Members” means, without duplication, (i) BlackRock Mortgage Ventures, LLC, a Delaware limited liability company, (ii) each current or former member or other owner or Affiliate of BlackRock Mortgage Ventures, LLC, and (iii) each BlackRock Charitable Entity, in each case that beneficially owns one or more Class A Units.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by Law or executive order to close.

“Capital Account” means the account maintained by the Company with respect to a Member in accordance with Section 4.6.

“Capital Contribution” means any contribution of cash or other assets to the Company by a Member.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a limited liability company, partnership or other Person (other than a corporation), and any and all securities, warrants, options or other rights to purchase or acquire or that are convertible into any of the foregoing.

“Certificate of Formation” means the certificate of formation of the Company as in effect on the Effective Date, as the same may be amended or restated from time to time.

“Change of Control” has the meaning set forth for such term under the Exchange Agreement.

“Class A Common Stock” means Class A Common Stock, par value $0.0001 per share, of the Parent Member.

“Class A Unit” means a Class A Unit of the Company.

“Class B Common Stock” means Class B Common Stock, par value $0.0001 per share, of the Parent Member.

“Client” means any Person to whom the Managing Member, the Company or any Subsidiary supplies (or supplied during the one-year period prior to the date an Employee Member ceased to be an employee or Member of the Company or any Subsidiary) services, products or professional advice, including investors in any investment product managed, offered or sponsored by the Managing Member, the Company or any Subsidiary.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding Law.

“Company Minimum Gain” means the amount determined by computing, with respect to each Nonrecourse Liability of the Company, the amount of book gain, if any, that would be realized by the Company if it disposed of the property securing such liability in full satisfaction thereof, determined in accordance with Section 1.704-2(d) of the Regulations.

“Company Property” means all interests in properties, whether real or personal, and rights of any type owned thereon or held by the Company or any Subsidiary.

“Confidential Information” means any confidential, non-public or proprietary information (whether received before or after the Effective Date and whether transmitted orally or in writing or stored electronically) relating to the business or the affairs of the Managing Member, the Company, the Subsidiaries or its or their respective clients, officers, directors, Members or Principals of Members and identified (orally or in writing), or otherwise known by (or should reasonably be known by) the recipient, as being confidential. The following information (which list is not intended to be exhaustive) shall be considered “Confidential Information” without the need for identification as such: the information provided to a Member pursuant to Article XI, future transactions (regardless of whether such transactions are consummated), customer lists, employee lists, salary and other compensation or benefits of employees, financial data, financial or strategic plans, forecasts, records and other business information, plans, reports or data, client lists, information encompassed in drawings, designs, plans, proposals, reports, research, marketing and sales plans, costs, quotations, specification sheets, recording media, information which relates, directly or indirectly, to the computer systems and computer technology, including source codes, object codes, reports, flow charts, screens, algorithms, use manuals, installation or operation manuals, computer software, spreadsheets, data computations, formulas, techniques, databases, and any other form or compilation of computer-related information and other confidential, non-public or proprietary information relating to the business or the affairs of the Managing Member, the Company, the Subsidiaries or its or their respective clients, directors, officers, Members or Principals of Members.  Confidential Information shall not, however, include any information that: (i) is or becomes generally available to the public other than as a result of a disclosure by any Member or officer in breach of this Agreement; (ii) was or becomes available on a non-confidential basis from a source other than the Company or any Member, officer or director; provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Managing Member, the Company or any other Person with respect to such information; (iii) is or was developed by the receiving Person independently of (other than by any Employee Member in connection with his or her services to the Managing Member, the Company or any Subsidiary), or was known by the receiving Person prior to, any disclosure of such information made by the disclosing Person; (iv) is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any Law, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, after notice of such requirement has been given to the Company or the disclosing Person (except as prohibited by Law) and the Company or the disclosing Person has had a reasonable opportunity to oppose such disclosure; or (v) is disclosed with the written consent of the Person for which such Confidential Information relates or, with respect to any Confidential Information concerning the Company or any Subsidiary, the consent of the Managing Member.

“Covered Person” means: (i) a current or former Member; (ii) any former manager of the Company; (iii) any Affiliate of a current or former Member or manager; (iv) any current or former officer, manager, stockholder, partner, member, employee, advisor, representative or agent of a current or former Member or any of their respective Affiliates; (v) except as otherwise determined by the Managing Member, any current or former officer of the Company; or (vi) if so determined by the Managing Member, any employee, advisor, representative or agent of the Company.

“Economic Capital Account” means, with respect to any Member, such Member’s Capital Account as of the date of determination, after crediting to such Capital Account any amount that such Member is deemed obligated to restore under Treasury Regulations Section 1.704-2.

“Employee Member” means each Member designated as an Employee Member in Schedule 3.1(b), and shall include any Person to whom the Member Transfers all or a portion of its Interests (excluding any Transfers to the Managing Member or Affiliates of the Managing Member) in compliance with Article IX.

“Exchange Agreement” means the Exchange Agreement, dated on or about the Effective Date, among the Company, Parent Member and the Company Unitholders (as defined therein) from time to time party thereto, as the same may be further amended or restated from time to time.

“Exchange Ratio” means the quotient of (x) one (1) divided by (y) the Exchange Rate, as defined in the Exchange Agreement.

“Fair Market Value” means, except as otherwise provided for herein, as of any given date of determination, the cash price, as determined in good faith by the Managing Member using any reasonable method of valuation and taking into account any relevant facts and circumstances then prevailing and in accordance with this Agreement at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such assets or properties in an arm’s-length negotiated transaction with an unaffiliated third party without time constraints.

“Fiscal Year” means the taxable year of the Company, which shall be the twelve (12) month period commencing on January 1 and ending on December 31, or such other period as may be required by the Code or the Regulations.

“GAAP” means generally accepted accounting principles in the United States.

“Highfields Charitable Entity” means each tax-exempt private foundation or public charity created by HC Partners LLC or any of its Affiliates or principals, or with respect to which HC Partners LLC or any of its Affiliates or principals is a disqualified person, and each sponsoring organization which maintains a donor advised fund which is separately identified by reference to contributions of HC Partners LLC or any of its Affiliates or principals (as such terms are defined in the Code).

“Highfields Member” or “Highfields Members” means, without duplication, (i) HC Partners LLC, a Delaware limited liability company, (ii) each current or former member or other owner or Affiliate of HC Partners LLC, and (iii) each Highfields Charitable Entity, in each case that beneficially owns one or more Class A Units.

“Interest” means a limited liability interest in the Company, represented by the ownership of Units, which represents, to the extent applicable, such Member’s rights in and to Net Income, Net Losses, and other items of Company income, gain, loss, expense or deduction, distributions of Company assets, Voting Rights and such other rights to which a Member is entitled under the Act and that are not inconsistent with the provisions of this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Management Member” means each Member designated as a Management Member in Schedule 3.1(b), and shall include any Person to whom any Management Member Transfers all or a portion of its Interests (excluding any Transfers to the Managing Member or Affiliates of the Managing Member) in compliance with Article IX.

“Managing Member” means Parent Member, and any assignee to which Parent Member Transfers all Units and other Capital Stock in the Company it holds and which assignee is admitted to the Company as the “Managing Member” of the Company.

“Member” has the meaning set forth in the introduction to this Agreement and shall include any additional Person admitted as a Member of the Company pursuant to the terms of this Agreement and who holds Units.

“Member Nonrecourse Debt” means any liability (or portion thereof) of the Company for which one or more Members or related persons bear the economic risk of loss, as determined under Section 1.752-2 of the Regulations.

“Member Nonrecourse Debt Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” under Section 1.704-2(i)(2) and 1.704-2(i)(3) of the Regulations.

“Net Income and Net Loss” means the net taxable income or net taxable loss of the Company, respectively, as determined for federal income tax purposes, for each Fiscal Year of the Company, taking into account the following adjustments, and any other adjustments necessary in order to comply with Section 1.704-1(b)(2)(iv) of the Regulations: (a) any income that is exempt from federal income tax and not otherwise taken into account shall be added to such taxable income or loss; (b) any expenditure that is not deductible in computing federal taxable income and not properly chargeable to capital accounts and not otherwise taken into account shall be subtracted from such taxable income or loss; (c) any adjustments to the “book values” of Company Property pursuant to Section 1.704-1(b)(2)(iv) shall be treated as an item of gain or loss; (d) other than for federal income tax purposes, depreciation with respect to, and gain or loss from the disposition of, Company Property shall be computed by reference to the adjusted “book values” of the Company Property, rather than their adjusted tax bases; and (e) notwithstanding any other provision of this definition, any items of income, gain, loss, expense or deduction that are specially allocated pursuant to this Agreement shall not be taken into account in computing Net Income and Net Loss.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Percentage Interest” means, with respect to any Member, as of a given date of determination, a fraction (expressed as a percentage), the numerator of which is the number of Units (including both vested and unvested Class A Units) held by such Member and the denominator of which is the total number of Units held by all Members (including both vested and unvested Class A Units).

“Person” means and includes any individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

“Principal” means, with respect to a specified Person that is not an entity whose securities are publicly traded, any manager, officer or partner of such Person or any other Person that owns directly more than twenty percent (20%) of the Capital Stock of such specified Person.

“Prior Equity Incentive Plans” mean the Equity Incentive Plan of the Company and the 2011 Equity Incentive Plan of the Company, in each case, as in effect immediately prior to the Effective Date.

“Prospective Client” mean any Person with whom the Managing Member, the Company or any Subsidiary has had negotiations or discussions regarding the possible supply of services, products or advice, or with respect to whom the Managing Member, the Company or any Subsidiary has expended significant time, effort or money in developing a bid or proposal for the supply of services, products or advice.

“Quarterly Estimated Tax Periods” means the two, three, and four calendar month periods with respect to which federal quarterly estimated tax payments are made.  The first such period begins on January 1 and ends on March 31.  The second such period begins on April 1 and ends on May 31.  The third such period begins on June 1 and ends on August 31.  The fourth such period begins on September 1 and ends on December 31.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the Effective Date, among Parent Member and the Holders (as defined therein) from time to time party thereto, as the same may be further amended or restated from time to time.

“Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor Members” means, collectively, BlackRock Members and Highfields Members and “Sponsor Member” means, individually, any BlackRock Member or Highfields Member.

“Subsidiary” means (a) any corporation, partnership, limited liability company or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Company or any direct or indirect Subsidiary of the Company, (b) a partnership in which the Company or any direct or indirect Subsidiary is a general partner or (c) a limited liability company in which the Company or any director or indirect Subsidiary is a managing member or manager.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the Effective Date, among the Company, Parent Member and the Members (as defined therein) from time to time party thereto, as the same may be further amended or restated from time to time.

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily or involuntarily to sell, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Unit” means a Class A Unit or a Unit of any other class or series of Interests authorized by the Managing Member pursuant to the terms of this Agreement.

“Voting Rights” means, subject to Section 8.2 and Section 9.6, any right to vote, consent or approve provided by this Agreement on any matter to be decided by the Members (including any amendment to this Agreement).

1.2.         Terms Defined Elsewhere. The following terms have been defined in the locations set forth below:

Defined Term	Section
Additional Member	8.8(a)
BlackRock Designee	9.6(b)
Budget	11.2
Charitable Transfer	9.1(a)(iv)
Company	Preamble
Effective Date	Preamble
ERISA	9.3(b)(iii)
Fund Indemnitors	6.1(i)(i)
Highfields Designee	9.6(c)
HSR Act	10.3
Indemnifiable Losses	6.1(d)
IPO	Recitals
Notice	14.3
Parent Member	Recitals
Prior Inventions	13.4(b)
Prior Operating Agreement	Recitals
Rule 144	8.6(e)
Schedule of Members	3.1(d)
Tax Advances	5.10(c)
Tax Audit	11.5(e)
Tax Distribution	5.10(b)(i)
Tax Matters Person	11.5(c)
Third Party Confidential Information	14.1(c)
Work Product	13.4(a)

Article II
Formation and Name; Office; Purpose; Term

2.1.         Organization. The Company was organized as a limited liability company pursuant to the Act and the provisions of the Prior Operating Agreement, and the Certificate of Formation was executed and filed with the Secretary of State on January 9, 2008. Except to the

extent, and for the limited purpose, specifically stated in Section 3.2(a), this Agreement supersedes and replaces in its entirety the Prior Operating Agreement.  The Members agree to continue the Company as a limited liability company under the Act, upon the terms and subject to the conditions set forth in this Agreement.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2.         Name of the Company. The name of the Company shall be “Private National Mortgage Acceptance Company, LLC.” The Company may do business under that name and under any other name or names which the Managing Member may select from time to time. If the Company does business under a name other than that set forth in the Certificate of Formation, the Company shall comply with any requirements of the Act or applicable Law.

2.3.         Purpose. The business and purpose of the Company will be to (a) serve as an investment advisor and manager of one or more investment funds established from time to time with the principal objective of acquiring whole loans or other mortgage-related and real estate assets, (b) acquire or build, own and operate a mortgage servicing, mortgage origination, and correspondent lending company, (c) conduct such other businesses as determined by the Managing Member from to time, and (d) engage in any and all lawful acts or activities for which a limited liability company may be organized under the Act and engage in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing.

2.4.         Term. The term of the Company began upon the acceptance of the Certificate of Formation by the Secretary of State and shall continue in existence until terminated pursuant to Article X.

2.5.         Registered Office; Principal Place of Business; Other Offices.

(a)           The registered office of the Company is as set forth in the Certificate of Formation or at any other place within the State of Delaware that the Managing Member selects. The principal office and principal place of business of the Company shall be located at 6101 Condor Drive, Suite 200, Moorpark, California 93021 or at such other place as the Managing Member may determine.

(b)           The Company shall establish and maintain such offices from time to time as the Managing Member may determine.

(c)           Any authorized Person of the Company may execute, deliver and file any certificates (and any amendments or restatements thereto) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.6.         Registered Agent. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person as the Managing Member may designate from time to time in the manner provided by Law.

Article III
Units

3.1.         Units; Initial Capitalization; Schedule of Members.

(a)           Interests in the Company shall be represented by Units, such other Capital Stock of the Company, or such other securities of the Company, in each case as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of the date hereof, the Units are comprised of one class: “Class A Units.”  As of the date hereof, the number of authorized Class A Units is 200,000,000.

(b)           The Preferred Units (as defined in the Prior Operating Agreement), the Common Units (as defined in the Prior Operating Agreement), the Class B Common Units (as defined in the Prior Operating Agreement), and the Class C Common Units (as defined in the Prior Operating Agreement) issued and outstanding immediately prior to the Effective Date are hereby converted into Class A Units as set forth, with respect to each Member, on Schedule 3.1(b), and substantially concurrently with such conversion and in connection therewith, the Company has distributed one share of Class B Common Stock to each Member other than the Managing Member.  The Class B Common Stock was issued by the Managing Member to the Company in exchange for Class A Units and its rights as Managing Member transferred to it by the Company.  Notwithstanding anything contained herein or in any document, agreement or instrument to the contrary, no Member (other than the Managing Member) shall be entitled to any information concerning any other Member, including the number of Class A Units held by such Member, the Capital Account of such Member or other information concerning such Member.

(c)           In the event of a dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of all or any class of Units or other Capital Stock of the Company, liquidation, spin-off, or other change in organizational structure affecting the Units (including any conversion of the Company to a corporation, whether by merger, filing of a certificate of conversion or otherwise), the number and class of Units shall be appropriately adjusted by the Managing Member.

(d)           The aggregate number of outstanding Units and the aggregate amount of cash Capital Contributions that have been made by the Members and the Fair Market Value of any property other than cash contributed by the Members with respect to the Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) shall be set forth on a schedule maintained by the Company.  The Company shall also maintain a schedule setting forth the name and address of each Member, the number and class of Units owned by such Member and the aggregate Capital Contributions that have been made by such Member with respect to such Member’s Units (such schedule, the “Schedule of Members”).  The Schedule of Members shall be the definitive record of ownership of each Unit or other Capital Stock of the Company and all relevant information with respect to each Member.  The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units or other Capital Stock of the Company for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units or other Capital Stock of the Company on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

3.2.         Continued Vesting and Restrictions.

(a)           Notwithstanding anything in this Agreement to the contrary, the Class A Units held by any Member as a result of the conversion of any Common Units (as defined in the Prior Operating Agreement), any Class B Common Units (as defined in the Prior Operating Agreement), any Class C Common Units (as defined in the Prior Operating Agreement) or any Preferred Units (as defined in the Prior Operating Agreement) held by such Member immediately prior to the Effective Time that were subject to any vesting, forfeiture, repurchase or similar provisions as of that time pursuant to the Prior Operating Agreement, the Prior Equity Incentive Plans or any agreement pursuant to which such Units were awarded shall, except to the extent otherwise provided for in any employment agreement with such Member, continue to be subject to such vesting, forfeiture or similar provisions, but shall not be subject to any such repurchase provisions other than:

(i)            the repurchase provisions of Section 14.1(c), (e), (f) and (h) of the Prior Operating Agreement in connection with a termination for Cause (as defined in the Prior Operating Agreement), which shall continue to apply from and after the Effective Date to the number of Class A Units indicated on Schedule 3.1(b) across from such Member’s name as “Prior Preferred Units,” which Units shall be deemed to be Preferred Units for purposes of such Section, and

(ii)           with respect to any Employee Member or Management Member whose employment with the Company or the Subsidiaries was terminated prior to the Effective Date or who otherwise ceased to be engaged to provide services to the Company or the Subsidiaries prior to the Effective Date (including due to death or disability), the repurchase provisions of the Prior Operating Agreement (including Section 14.1 and Exhibit C of the Prior Operating Agreement) and the Prior Equity Incentive Plans (including Section 2.2 of each of the Prior Equity Incentive Plans), which shall continue to apply from and after the Effective Date to (x) the number of Class A Units indicated on Schedule 3.1(b) across such Member’s name as “Prior Preferred Units,” which Units shall be deemed to be Preferred Units for purposes of Section 14.1 of the Prior Operating Agreement and (y) the number of Class A Units indicated on Schedule 3.1(b) across such Member’s name as “Prior Common Units,” which Units shall be deemed to be Common Units for purposes of the applicable Prior Equity Incentive Plan and Exhibit C of the Prior Operating Agreement.

(b)           The Members acknowledge and agree that as a result of the recapitalization of the Company effected by this Agreement, the Unreturned Face Amount (as defined in the Prior Operating Agreement) of all Preferred Units for purposes of the repurchase provisions of the Prior Operating Agreement shall be zero dollars.

(c)           Notwithstanding Section 12.1, an Employee Member shall have no rights (including Voting Rights) under this Agreement other than rights under Section 5.10 with respect to the Class A Units held by such Employee Member.

3.3.         Authorization and Issuance of Additional Units.

(a)           The Managing Member is authorized to (i) create additional classes of Units or create any Capital Stock, (ii) subdivide the Units or Capital Stock of any such class into one or more series, (iii) fix the designations, powers, preferences and rights of the Units or Capital Stock of each such class or series and any qualifications, limitations or restrictions thereof, and (iv) subject to Article XII, amend this Agreement to reflect such actions and the resulting designations, powers, and relative preferences and rights of all the classes and series thereafter authorized under this Agreement; provided that the Managing Member shall not issue additional Units or issue any Capital Stock to any Person other than the Managing Member without the approval of BlackRock Member or Highfields Member so long as such Member holds any Class A Units.

(b)           The authority of the Managing Member with respect to each such class and series created in accordance with this Section 3.3 shall include establishing the following: (i) the number of Units or securities constituting that class or series and the distinctive designation thereof, (ii) whether or not that class or series shall have Voting Rights and, if so, the terms of such Voting Rights, (iii) whether or not the Units or securities of such class or series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per Unit or security payable in case of redemption, which amount may vary under different conditions and at different redemption dates, (iv) the rights and preferences of the Units or securities of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, (v) the relative rights of priority, if any, of allocations of income or loss or of payment with respect to Units or securities of that class or series and (vi) any other relative rights, preferences and limitation of that class or series.

(c)           At any time that the Managing Member issues a share of Class A Common Stock or a share of other Capital Stock of the Managing Member (other than Class B Common Stock and other than Class A Common Stock issued in connection with an Exchange (as defined in the Exchange Agreement)) for cash or other consideration, the net proceeds received by the Managing Member with respect to such share, if any, shall be concurrently transferred to the Company and, (i) with respect to issuances of Class A Common Stock, the Company shall issue to the Managing Member, for each share of Class A Common Stock issued, a number of Class A Units registered in the name of the Managing Member that is equal to the Exchange Ratio, or (ii) with respect to issuances of Capital Stock of the Managing Member (other than Class A Common Stock or Class B Common Stock), the Company shall issue to the Managing Member, for each such share of such Capital Stock issued by the Managing Member, one (1) unit of Capital Stock of the Company registered in the name of the Managing Member on substantially equivalent terms.

(d)           Any issuance of Units to the Managing Member other than pursuant to Section 3.1(c) or Section 3.3(c) (a “Dilutive Issuance”) shall be at a purchase price equal to the Fair Market Value of such Unit; provided, however, that with respect to any Dilutive Issuance of Class A Units, the Fair Market Value shall be equal to (i) the average of the closing prices of the Class A Common Stock for each of the consecutive ten (10) trading days ended on the second Business Day prior to such issuance of Units, multiplied by (ii) the then-applicable Exchange Ratio.

(e)           So long as a Sponsor Member holds at least three percent (3%) of the number of Class A Units outstanding immediately following the closing of the IPO and related purchase of Class A Units by the Managing Member with the proceeds therefrom, the Company shall not make any Dilutive Issuance of any Units other than Class A Units to the Managing Member, and so long as a Sponsor Member holds any Class A Units, the Company shall not make any Dilutive Issuance of any Units to the Managing Member if such issuance, together with all other such issuances made during the 365 day period ending on the date of such issuance, would cause the percentage of Class A Units (together with all other common equity securities of the Company) held by all Members other than the Managing Member to decrease by more than 0.5% during such period (ignoring, for the purposes of this calculation, Units purchased by Members pursuant to the following sentence).  Concurrently with each Dilutive Issuance, each Member shall have the right to purchase, at the same price and on the same terms on which the Managing Member is purchasing Units in such Dilutive Issuance, up to (at the discretion of such Member) such number of the same type of Units as would be necessary for such Member to beneficially own the same percentage of all such Units outstanding immediately after such Dilutive Issuance as such Member beneficially owned immediately prior to such Dilutive Issuance.

3.4.         Member’s Interest. A Member’s Units shall for all purposes be personal property. A Member has no interest in specific Company property.

3.5.         Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a)           Units shall not be certificated unless otherwise determined by the Managing Member.  If the Managing Member determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other officer designated by the Managing Member, representing the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Managing Member may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law.

(b)           If Units are certificated, the Managing Member may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Managing Member of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Managing Member may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the

Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)           Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Managing Member may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

3.6.         Transfer Agent, Exchange Agent and Registrar. The Managing Member may appoint one or more transfer agents, one or more exchange agents and one or more registrars, and may require all certificates representing one or more Units, if any to bear the signature of any such transfer agents, exchange agents or registrars.

3.7.         Interest as a Security. An Interest in the Company shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Interests.

3.8.         Spousal Consent. Notwithstanding anything contained herein to the contrary, except as otherwise determined by the Managing Member, it shall be a condition precedent for admittance (and continued admittance) of any natural person as a Member of the Company that the spouse of such natural person, if any, execute and deliver to the Company a spousal consent in the form provided by the Managing Member.

Article IV
Capital Contributions; Capital Accounts

4.1.         Capital Contributions.  The Schedule of Members sets forth the Capital Contribution made by each Member as of the Effective Date.  Subject to Section 3.3(c), no Member shall be required to make any additional Capital Contributions without such Member’s consent.

4.2.         No Interest on Capital Contributions. Members shall not be paid interest on their Capital Contributions or amounts attributable to their respective Capital Accounts.

4.3.         Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution until the Company has been dissolved or terminated, and then only in accordance with Section 10.2.

4.4.         Redemption of Class A Common Stock.  If, at any time, any shares of Class A Common Stock are redeemed (whether by exercise of a put or call, automatically, through a repurchase or by means of another arrangement) by the Managing Member for cash, the

Company shall, unless the Managing Member elects to instead allow such redemption to result in an adjustment of the Exchange Rate (as defined in the Exchange Agreement) pursuant to Section 2.2(b) of the Exchange Agreement, immediately prior to or concurrently with such redemption of Class A Common Stock, redeem a number of Class A Units held by the Managing Member equal to the number of shares of Class A Common Stock so redeemed multiplied by the Exchange Ratio, upon the same terms and for the same aggregate price, as such shares of Class A Common Stock are redeemed.

4.5.         Withdrawal of Funds or Loans.

(a)           No Member shall be permitted to make a loan to the Company without the prior approval of the Managing Member. Any loan made by a Member to the Company shall not be considered a Capital Contribution, shall not result in any increase in the amount of the Capital Account of such Member, and the amounts of any such loan shall be returned to the Member in accordance with the terms of such loan.

(b)           Without the prior approval of the Managing Member, no Member shall be entitled to borrow or withdraw any amount from the Company.

4.6.         Capital Accounts.

(a)           A separate Capital Account shall be maintained for each Member on the books of the Company, and adjustments to such Capital Accounts shall be made as follows:

(i)            A Member’s Capital Account shall be credited with any amounts of money contributed by the Member to the Company, the Fair Market Value of any other property contributed to the Company (net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code), the amount of any Company liabilities assumed by the Member (other than liabilities that are secured by any Company Property distributed to such Member), and the Member’s allocable share of any Net Income and items of income or gain specially allocated to that Member; and

(ii)           A Member’s Capital Account shall be debited with the amount of money distributed to the Member, the Fair Market Value of other Company Property distributed to the Member (net of liabilities secured by such property that the Member is considered to assume or take subject to under Section 752 of the Code), the amount of any liabilities of the Member assumed by the Company (other than liabilities that are secured by property contributed by such Members), and the Member’s allocable share of Net Losses and items of loss, expense, or deduction specially allocated to that Member.

(b)           Upon the Transfer of Units after the Effective Date, so much of the Capital Account of the Transferor Member as is attributable to the Transferred Interest will be carried over to the Transferee Member.

(c)           The foregoing provisions of this Section 4.6 and Sections 5.1 through 5.7 are intended to comply with Section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member, with the advice of the Company’s tax advisors, shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with Section 1.704-1(b)(2)(iv) of the Regulations, the Managing Member may make such modification; provided that the Members are notified in writing of such modification prior to its effective date; provided, further, that the Managing Member shall have no liability to any Member for any exercise of or failure to exercise any such discretion to make any modifications permitted under this Section 4.6.

Article V
Allocations and Distributions

5.1.         Allocations of Net Income and Net Losses. Except as otherwise provided in Sections 5.2 through 5.7, Net Income and Net Losses for any Fiscal Year (or other applicable period) shall be allocated among the Members in a manner such that the Economic Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member during such Fiscal Year (or other applicable period) pursuant to Section 5.10(a), based on the assumptions that (i) the Company is dissolved and terminated, (ii) its affairs are wound-up and each asset of the Company is sold for cash equal to its book value (as maintained by the Company for purposes of, and as maintained pursuant to, the capital account maintenance provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)), (iii) all Company liabilities are satisfied (limited with respect to each nonrecourse liability to the book value of the asset(s) securing such liability), (iv) the net assets of the Company are distributed in accordance with Section 5.10(a) to the Members immediately after giving effect to such allocation (taking into account distributions made during such Fiscal Year or other applicable period), and (v) for purposes of applying this Section 5.1, all unvested Units are vested.

5.2.         Book/Tax Disparities. For federal income tax purposes and Section 1.704-3 of the Regulations, items of income, gain, loss, deduction and credit shall be allocated in a manner consistent with the requirements of Section 704(c) of the Code to take into account the difference between the “book value” of such property and its adjusted tax basis. Subject to Section 11.5(a), the method under Section 704(c) of the Code and the Regulations thereunder shall be determined by the Managing Member.

5.3.         Allocation of Nonrecourse Deductions. Nonrecourse deductions, within the meaning of Section 1.704-2(b)(1) of the Regulations and as determined under Section 1.704-2(d) of the Regulations, shall be allocated to the Members in accordance with their respective Percentage Interests.

5.4.         Allocation of Partner Nonrecourse Deductions. Any “partner nonrecourse deductions,” within the meaning of Section 1.704-2(i) of the Regulations, shall be allocated to the Members as provided in Section 1.704-2(i) of the Regulations in accordance with the ratios in which they bear the economic risk of loss under Section 1.752-2 of the Regulations for the Member Nonrecourse Debt to which such partner nonrecourse deductions relate.

5.5.         Minimum Gain Chargeback. If there is a net decrease in the Company’s Minimum Gain during a taxable year of the Company, the minimum gain chargeback described in Sections 1.704-2(f) and (g) of the Regulations shall apply.

5.6.         Member Minimum Gain Chargeback. Except as otherwise required by Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Section 1.704-2(i)(5) of the Regulations) as of the beginning of the year must be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of such net decrease in accordance with Section 1.704-2(i) of the Regulations.

5.7.         Qualified Income Offset. To the extent required by Section 1.704-1(b)(2)(ii)(d) of the Regulations, income of the Company shall be allocated, after the allocations required by Sections 5.5 and 5.6 but before any other allocation required by this Article V, to the Members with deficit balances in their Adjusted Capital Accounts in an amount and manner sufficient to eliminate such deficit balances as quickly as possible. This Section 5.7 is intended to satisfy the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

5.8.         Excess Nonrecourse Liabilities. Pursuant to, and to the extent relevant under, Section 1.752-3(a)(3) of the Regulations, Members’ interests in the Company profits for purposes of determining the Members’ proportionate shares of the excess nonrecourse liabilities (as defined in Section 1.752-3(a)(3) of the Regulations) of the Company shall be determined in accordance with their respective Percentage Interests.

5.9.         Allocations and Distributions to Transferred Interests.

(a)           If any Units in the Company are Transferred, increased or decreased during a Fiscal Year, all items of income, gain, loss, deduction and credit recognized by the Company for such Fiscal Year shall be allocated among the Members to take into account their varying interests during the Fiscal Year in any manner approved by the Managing Member, as then permitted by the Code.

(b)           Distributions under Sections 5.10 and 10.2 shall be made only to Members and assignees that, according to the books and records of the Company, are Members or assignees on the actual date of distribution. Neither the Company nor the Managing Member shall incur any liability for making distributions in accordance with this Section 5.9(b).

5.10.       Distributions.

(a)           Distributions shall be made to the Members, after distributions are made pursuant to Section 5.10(b), as and when determined by the Managing Member in its sole discretion, in accordance with their respective then-outstanding Percentage Interests; provided that any distributions pursuant to this Section 5.10(a) (but not Section 5.10(b)) otherwise payable to any holders of unvested Units shall be withheld and set aside to be payable to any such holder if (and only if) and when such issued but unvested Units vest, and if (and only if) such Units are forfeited, the amounts so set aside with respect to such forfeited Units shall be available for distribution to the Members in proportion to their then-outstanding Percentage Interests.

(b)           Tax Distributions.

(i)            Subject to Section 5.12 and the terms of any credit, financing and warehousing or similar agreement entered into in compliance with the terms of this Agreement, no later than the tenth (10th) day following the end of each Quarterly Estimated Tax Period of each calendar year, the Company shall, to the extent of available cash of the Company, make a distribution in cash (each, a “Tax Distribution”), pro rata in accordance with the Percentage Interests in effect with respect to such Quarterly Estimated Tax Period, in an amount equal to the excess of (i) the product of (x) the taxable income of the Company attributable to such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods in such calendar year, based upon (I) the information returns filed by the Company, as amended or adjusted to date, and (II) estimated amounts, in the case of periods for which the Company has not yet filed information returns, multiplied by (y) the Assumed Tax Rate, over (ii) distributions made by the Company pursuant to this Section 5.10(b) with respect to such calendar year.  The Managing Member shall use conventions similar to those adopted pursuant to Section 5.9(a) to determine the Percentage Interests of the Members with respect to a Quarterly Estimated Tax Period for purposes of applying this Section 5.10(b).  For purposes of the computations required by clause (i)(x) above, the taxable income of the Company shall be determined by disregarding any adjustment to the taxable income of any Member that arises under Section 743(b) of the Code and is attributable to the acquisition by such Member of an interest in the Company in a transaction described in Section 743(a) of the Code.  For the avoidance of doubt, Tax Distributions shall be made to all Members in respect to the Units that they hold, including on account of unvested Class A Units..

(ii)           Tax Distributions pursuant to this Section 5.10(b), if any, shall be made in respect of a Quarterly Estimated Tax Period only to the extent that all previous distributions from the Company in respect of the applicable Fiscal Year (as determined by the Managing Member) to such Member are less than the Tax Distributions that such Member would otherwise be entitled to receive for such Quarterly Estimated Tax Period and all prior Quarterly Estimated Tax Periods during such Fiscal Year pursuant to Section 5.10(b)(i).

(iii)          Neither the Managing Member nor the Company shall take any action or enter into any agreement that has the effect of limiting the Company’s ability to make distributions under this Section 5.10(b), other than pursuant to credit, financing, warehousing or similar agreements that only prohibit or restrict the ability to make distributions under this Section 5.10(b) (x) upon the occurrence of a default or event of default or (y) where the making of such distributions would result in a default or event of default (other than a default or event of default resulting solely from the breach of a covenant that prevents the making of such distributions other than upon the existence of, or where such distribution would result in, a separate default or event of default) on the making of such distribution, without the consent of BlackRock Member or Highfields Member so long as such Member holds any Class A Units.

(c)           Tax Withholding. To the extent the Company is required by applicable Law to withhold or to make tax payments on behalf of or with respect to any Member (“Tax Advances”), the Managing Member is hereby authorized to withhold such amounts and make such tax payments as so required. All amounts withheld pursuant to applicable Law with respect to any Member (and not paid to the Company by such Member pursuant to the immediately following sentence) shall be treated as distributed to such Member pursuant to Section 5.10(a) or Section 5.10(b), as reasonably determined by the Managing Member, for all purposes of this Agreement and shall reduce amounts such Member would otherwise be entitled to receive under Section 5.10(a) or Section 5.10(b), as applicable. To the extent that at any time any such withheld amounts exceeds the distributions that such Member would have received but for such withholding, such Member shall, upon demand by the Company, as determined by the Managing Member, promptly pay to the Company the amount of such excess. Each Member hereby agrees, severally and not jointly, to indemnify and hold harmless the Company and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Member.

(d)           Conventions and Special Rules.  For purposes of calculating allocations for GAAP book purposes and amounts to be distributed under Section 5.10, all Units shall participate in allocations for GAAP book purposes and distributions of such income only for each interim fiscal period that such Units were outstanding at the end of such interim fiscal period (it being understood that the forfeiture of any Units to or buy back of any Units by the Company shall mark the beginning of a new fiscal period and amounts payable with respect to Units redeemed by the Company shall be determined as the amount payable if such Units were redeemed by the Company as of the last day of the month immediately prior to the date of the redemption), and such obligation shall continue even as to a Person who ceases to be a Member.

5.11.       Distributions In-Kind. If any distribution of the Company’s assets is to be made in-kind, as determined by the Managing Member, such assets shall be valued on the basis of their Fair Market Value. No Member shall be entitled to the distribution of any specific Company Property, and the Managing Member may liquidate any Company property, within its sole discretion, for the purpose of making a cash distribution in lieu of an in-kind distribution.

5.12.       Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of such Member’s Interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable Law.

5.13.       No Recourse.  Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and shall have no recourse, upon dissolution or otherwise, against any Member or the Managing Member, except to the extent provided in this Agreement.

Article VI
Exculpation; Indemnification

6.1.         Exculpation and Indemnification.

(a)           Liability. Except as otherwise provided by the non-waivable provisions of the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

(b)           Exculpation. To the fullest extent permitted by applicable Law, no Covered Person shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement; provided that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of (i) acts or omissions by such Covered Person not in good faith or that involve intentional misconduct or a knowing violation of Law, or (ii) any transaction from which such Covered Person derived an improper personal benefit. For the avoidance of doubt, this Section 6.1 shall not exculpate a Member from a breach of this Agreement by such Member or any other agreement between such Member and the Company or any Affiliates of the Company.

(c)           Advancement of Expenses. To the fullest extent permitted by applicable Law, expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person defending any claim, demand, action, suit or proceeding for which the indemnification provisions under this Section 6.1 are applicable shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized by this Article VI.

(d)           Indemnification. In addition to the advancement of expenses pursuant to Section 6.1(c), to the fullest extent permitted by applicable Law, the Company agrees to indemnify, pay and hold each Covered Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including any interest and penalties, out-of-pocket expenses and the reasonable fees and disbursements of counsel for such Covered Person in connection with any investigative, administrative or judicial proceedings, whether or not such Covered Person shall be designated a party thereto), whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims (collectively, “Indemnifiable Losses”), which may be imposed on, incurred by, or asserted against any such Covered Person, in any manner relating to or arising out of any act or omission performed or omitted by such Covered Person on behalf of the Company; provided that no Covered Person shall be entitled to be indemnified in respect of any Indemnifiable Losses incurred by such Covered Person by reason of (i) acts or omissions by such Covered Person not in good faith or that involve intentional misconduct or a knowing violation of Law, or (ii) any transaction from which such Covered Person derived an improper personal benefit; provided, further, that any indemnity payment under this Section 6.1(d) shall be provided out of and to the extent of Company assets only (including available insurance), and no Member shall have any personal liability on account thereof.  For the avoidance of doubt, this Section 6.1(d) shall not provide indemnification to a Member resulting from a breach of this Agreement by such Member or any other agreement between such Member and the Company or any Affiliates of the Company or with respect to any action or proceeding brought by such Covered Person against the Company, its Members, Affiliates or officers without the consent of the Managing Member (other than a proceeding to enforce the rights of such Covered Person under Section 6.1).

(e)           Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(f)            Severability. To the fullest extent permitted by applicable Law, if any portion of this Section 6.1 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, in each case to the fullest extent permitted by applicable Law.

(g)           Survival. The provisions of this Section 6.1 shall survive any termination of this Agreement and shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such Covered Person.

(h)           Indemnification Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.1 shall not be deemed exclusive of any other rights to which a Covered Person may be entitled at Law or in equity, including common law rights to indemnification or contribution (if any). Nothing in this Section 6.1 shall affect the rights or obligations of any Covered Person (or the limitations on those rights or obligations) under any other agreement or instrument to which such Covered Person is a party.

(i)            Primacy of Indemnification; Subrogation.

(i)            The Company hereby acknowledges that certain Covered Persons have certain rights to indemnification or insurance provided by the Sponsors Members and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to each Covered Person are primary and those of the Fund Indemnitors are secondary), it shall be liable for the full amount of all Indemnifiable Losses to the extent legally permitted and that it irrevocably waives any claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

(ii)           Except as provided in paragraph (i) above, in the event of any payment of Indemnifiable Losses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Covered Person against other persons (other than the Fund Indemnitors), and the Covered Person shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

6.2.         Corporate Opportunities.

(a)           Certain Acknowledgment.  In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers or employees of BlackRock Members and the Highfields Members and their respective Affiliates may serve as directors or officers of the Managing Member, (ii) the BlackRock Members and the Highfields Members and their respective Affiliates may engage in the same or similar activities or related lines of business as those in which the Managing Member, the Company or the Subsidiaries, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Managing Member, the Company or the Subsidiaries, directly or indirectly, may engage, and (iii) the Company and the Subsidiaries may engage in material business transactions with BlackRock Members and the Highfields Members and their respective Affiliates, the provisions of this Section 6.2 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve BlackRock Members and the Highfields Members and their respective Affiliates and their respective directors, officers, members, managers or employees, and the powers, rights, duties and liabilities of the Company and its officers, directors and Members in connection therewith.

(b)           Competition and Corporate Opportunities.  The BlackRock Members and Highfields Members and their respective Affiliates shall not have any duty (fiduciary or otherwise) to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Managing Member, the Company or the Subsidiaries.  In the event that BlackRock Members or Highfields Members or any of their respective

Affiliates acquire knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Managing Member, the Company or any of the Subsidiaries, neither the Company, the Subsidiaries nor the Members shall, to the fullest extent permitted by law, have any expectancy in such corporate opportunity, and none of the BlackRock Members, the Highfields Members or any of their respective Affiliates shall, to the fullest extent permitted by law, have any duty to communicate or offer such corporate opportunity to the Company, any of the Subsidiaries or the Members and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another Person unless such corporate opportunity is expressly offered to such Person in his or her capacity as a director or officer of the Company or the Managing Member.

(c)           Allocation of Corporate Opportunities.  In the event that a director or officer of the Managing Member or the Company who is also a partner, principal, director, officer, member, manager or employee of a BlackRock Member or a Highfields Member or any of their respective Affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Managing Member, the Company or any of the Subsidiaries and a BlackRock Member or a Highfields Member or any of their respective Affiliates, neither the Company, the Subsidiaries or any Member shall, to the fullest extent permitted by law, have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a director or officer of the Company or the Managing Member.

(d)           Certain Matters Deemed Not Corporate Opportunities.  In addition to and notwithstanding the foregoing provisions of this Section 6.2, a corporate opportunity shall not be deemed to belong to the Managing Member or the Company, respectively, if it is a business opportunity that the Managing Member or the Company, respectively, is not contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Managing Member’s or the Company’s respective businesses or that is one in which the Managing Member or the Company, respectively, has no interest or reasonable expectancy.

(e)           Renouncement.  In connection with the foregoing, the Managing Member and the Company renounce any interest or expectancy in, or being offered an opportunity to participate in, the business opportunities not allocated to the Managing Member or the Company or deemed to belong to the Managing Member or the Company as set forth in this Section 6.2.

6.3.         Duties.

(a)           Notwithstanding any other provision of this Agreement (other than Section 6.3(b)) or any duty otherwise existing at law, in equity or otherwise, the parties hereby agree that the Members, shall, to the maximum extent permitted by law, including Section 18-1101(c) of the Act, owe no duties (including fiduciary duties) to the Company, the other Members or any other Person who is a party to or otherwise bound by this Agreement; provided that nothing contained in this Section 6.3 shall eliminate the implied contractual covenant of good faith and fair dealing.  To the extent that, at law or in equity, any Member has duties (including fiduciary duties) and liabilities relating thereto to the

Company, to another Member or to another Person who is a party to or otherwise bound by this Agreement, the Members acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member otherwise existing at law, in equity or otherwise, are agreed by the parties hereto to replace to that extent such other duties and liabilities of the Members relating thereto.

(b)           Notwithstanding Section 6.3(a), the Managing Member shall owe fiduciary duties to the Company and the other Members of the type owed by directors of a Delaware corporation pursuant to the laws of the State of Delaware, and shall be entitled to the exceptions and protections afforded to the directors, in each case by Delaware statutory and common law (including Section 141(e) of the Delaware General Corporate Law).  For the avoidance of doubt, the Managing Member shall be deemed to act through the actions of its directors, officers and employees.

6.4.         D&O Insurance. The Company shall at all times maintain or cause to be maintained a customary “directors’ and officers’ insurance” policy in respect of the Covered Persons who are directors, officers or managers of the Company or the Managing Member in a face amount determined by the Managing Member.

Article VII
Board and Officers

7.1.         Management of the Company.

(a)           Subject to the provisions of this Agreement, the business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to officers or to others to act on behalf of the Company.  Without limiting the foregoing provisions of this Section 7.1(a) and subject to the provisions of this Agreement, the Managing Member shall have the sole power to manage or cause the management of the Company, including the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.  Subject to the provisions of this Agreement, in all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company.  The Managing Member shall conduct all of its business activities through the Company and the Subsidiaries.

(b)           The Managing Member is an agent of the Company for the purpose of its business, and any act of the Managing Member, or any officer or employee to whom the Managing Member has delegated such authority, taken in its or his capacity as such, including the execution in the name and on behalf of the Company of any contract, agreement or instrument or the making in the name and on behalf of the Company of any expenditures or the incurrence in the name and on behalf of the Company of any indebtedness shall bind the Company unless such act is in contravention of the Certificate of Formation or this Agreement or unless the Managing Member or such other Person otherwise lacks the authority to act for the Company in respect of such matter and the Person with whom the Managing Member or such other Person is dealing has knowledge of the fact that it or he does not have such authority.

(c)           Notwithstanding any provision to the contrary contained in this Agreement, as long as BlackRock Member or Highfields Member holds any Class A Units, the Company shall not (i) enter into any transaction with the Managing Member (other than the issuance of Units by the Company to the Managing Member as contemplated under Section 3.1(c) or Section 3.3 or as otherwise contemplated under this Agreement) or (ii) convert the legal form of the Company into a corporation, in each case, without the consent of BlackRock Member and Highfields Member, as applicable, so long as such Sponsor Member holds any Class A Units.

7.2.         Officers.

(a)           Designation and Appointment.  The Managing Member may, from time to time, employ and retain Persons as the Managing Member deems necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as officers of the Company, with such titles as and to the extent authorized by the Managing Member.  Any number of offices may be held by the same Person.  In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable.  Officers need not be residents of the State of Delaware or Members.  Any officers so designated shall have such authority and perform such duties as the Managing Member may from time to time delegate to them.  Unless otherwise determined by the Managing Member, officers shall have such authority and perform such duties that a person holding the comparable office in a Delaware corporation customarily has.  Each officer shall hold office until his successor shall be duly designated and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Managing Member.  Designation of an officer shall not of itself create any right of employment.

(b)           Resignation and Removal.  Any officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Managing Member.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  All employees, agents and officers shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or officer may be suspended by or altered the Managing Member from time to time, in each case in the discretion of the Managing Member.

(c)           Duties of Officers.  The officers, in the performance of their duties as such, shall owe to the Company and the Members fiduciary duties of the type owed by officers of a Delaware corporation pursuant to the laws of the State of Delaware.

7.3.         Certain Costs and Expenses.  The Company shall (i) pay, or cause to be paid, (A) all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, (B) all costs, fees or expenses incurred by the Managing Member in connection with the IPO, other than the payment obligations of the Managing Member under the Tax Receivable Agreement (which, for purposes of clarity, shall not include the costs to administer the Tax Receivable Agreement but shall include the costs, if any, incurred in connection with any dispute that arises under the Tax Receivable Agreement) and the income, or similar franchise, tax obligations of the Managing Member, and (ii) bear or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member.  To the extent that the Managing Member determines in good faith that such expenses are related to the business and affairs of the Company or the Subsidiaries (including expenses that relate to the business and affairs of the Company or the Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member.

7.4.         Negative Covenants. Neither the Company, the Managing Member, nor any officer, employee, agent or representative of the Company, shall take any action, or omit to take action, the result of which would, or would reasonably be likely, to cause the Company to be in violation of any provision of the Bank Holding Company Act.

Article VIII
Members

8.1.         Limitations. Subject to the terms of this Agreement, no Member who is not also the Managing Member, in its capacity as such, shall participate in or have any control over the business of the Company. Except as required law or by separate agreement with the Company, no Member who is not also the Managing Member (and acting in such capacity) shall have any right, authority or power to act for or on behalf of or bind the Company in its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.

8.2.         No Voting Rights.  Except as set forth in Section 3.3(a), Section 5.10(b)(vi) and Section 12.1, no Member who is not also the Managing Member shall have any right to vote on any matter involving the Company.  In no manner limiting the foregoing, the Members acknowledge that no Member shall be permitted to vote on the removal or replacement of the Managing Member.  Notwithstanding anything in this Section 8.2 to the contrary, in no event shall any Employee Member have any right to vote, consent or approve under this Agreement.

8.3.         Liability. Subject to the provisions of the Act, and except as set forth herein, no Member shall be personally liable for any obligations or liabilities of the Company or any other Member solely by reason of being a Member.   Prior to the dissolution and winding up of the Company, no Member may resign or withdraw from the Company without the consent of the Managing Member except pursuant to a Transfer in accordance with Article IX.

8.4.         Meetings of Members and Voting.

(a)           Call of a Meeting. A meeting of the Members entitled to vote on any matter for which voting is permitted hereunder as provided in Section 8.2 may be called at any time by the Managing Member or by a BlackRock Member or Highfields Member provided that such Member holds Class A Units representing at least five percent (5%) of the Class A Units outstanding immediately following the closing of the IPO and related purchase of Class A Units by the Managing Member with the proceeds therefrom.

(b)           Notice. Meetings of the Members shall be held at the Company’s principal place of business or at any other place, within or without the State of Delaware, designated by the Managing Member. In the alternative, meetings may be held by conference telephone; provided that each of the Members participating can hear the others. Not less than ten (10) nor more than thirty (30) days before each meeting, the Person(s) validly calling the meeting shall give notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place and purpose(s) of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if, before or after the meeting, the Member signs a waiver of notice which is then filed among the records of Members’ meetings, or the Member is present at the meeting in person or by proxy, other than for the express limited purpose of objecting to the notice provided. Each meeting of Members shall be conducted by such Person as the Members may designate by a majority vote of the Members having Voting Rights attending the meeting.

(c)           Quorum. Unless this Agreement provides otherwise, at a meeting of Members entitled to vote on any matter, a quorum is constituted by the presence, in person or by proxy, of Members holding a majority of the then outstanding vested Class A Units that have Voting Rights, which majority shall include the Class A Units held by each Sponsor Member so long as such Sponsor Member holds at least five percent (5%) of the Class A Units outstanding immediately following the closing of the IPO and related purchase of Class A Units by the Managing Member with the proceeds therefrom; provided that all of the Class A Units held by a Sponsor Member shall be deemed to be present at such meeting if holders of a majority of the Class A Units held by such Sponsor Member are present at such meeting.

(d)           Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member’s attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(e)           Voting. If the Managing Member has fixed a record date, each Member holding vested Class A Units is entitled to one (1) vote for each vested Class A Unit outstanding in such Member’s name at the close of business on such record date provided such votes shall be subject to Section 8.2.  If no record date has been so fixed, then every Member holding such vested Class A Unit shall be entitled to one (1) vote as provided in the preceding sentence for each vested Class A Unit outstanding in such Member’s name on the close of business on (i) the day next preceding the day on which notice of the meeting is given, (ii) for actions taken in lieu of a meeting, the day on which the first consent in respect of the applicable action is executed and delivered to the Company or (iii) if notice is waived, the day next preceding the day on which the meeting is held.  Such decisions of the Members holding Class A Units within the scope of their authority shall be binding upon the Company, the Managing Member, the officers of the Company and each Member.

(f)            Actions Without a Meeting. In lieu of holding a meeting, the Members entitled to vote on any matter may vote or otherwise take action by a written instrument indicating the consent of (i) the Members holding no less than the minimum number of Class A Units required to approve such action at a meeting and (ii) each Sponsor Member if so required under this Agreement for such vote or action; and all Members entitled to vote but not executing the consent shall receive prompt notice after the minimum number of Members holding Class A Units required to approve such action have executed the consent.

(g)           Record Date.  Unless a record date has been set by the Managing Member, for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the date on which notice of the meeting is mailed shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this subsection, such determination shall apply to any adjournment thereof.

8.5.         Return of Distribution.  In accordance with the Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member.  It is the intent of the Members that no distribution to any Member pursuant to Article V shall be deemed a return of money or other property paid or distributed in violation of the Act.  The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Act, and, to the fullest extent permitted by law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

8.6.         Representations and Warranties. Each Member (as to itself only) upon its execution of this Agreement and upon becoming a Member, represents and warrants to the Company and each other Member, individually (on a several and not joint basis), as follows:

(a)           such Member has full power and authority to execute and deliver this Agreement, to become a Member of the Company as provided in this Agreement and to perform its obligations hereunder as a Member, and the execution, delivery and performance by such Member of this Agreement has been duly authorized by all necessary action (including all necessary notices, consents, approvals and filings);

(b)           this Agreement has been duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member, enforceable against such Member in accordance with its terms;

(c)           the execution, delivery and performance by such Member of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Member is subject, (ii) violate any order, judgment, or decree applicable to such Member or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, or any agreement or other instrument to which such Member is a party, which conflict, breach or default would have a material adverse change in, or effect upon, the financial condition or results of operation on the Member or the Company;

(d)           such Member: (i) is acquiring its Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof; (ii) agrees not to, directly or indirectly, Transfer any of the Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Interests) or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, all applicable state securities or “blue sky” laws and this Agreement; and (iii) acknowledges that any attempt, directly or indirectly, to Transfer, or offer to Transfer, any Interests or any interest therein or any rights relating thereto without complying with the provisions of this Agreement shall be void and of no effect;

(e)           such Member acknowledges that: (i) the Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws; (ii) it is not anticipated that there will be any public market for the Interests; (iii) the Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests unless the Interests are subsequently registered under the Securities Act and such state laws or an exemption from registration is available; (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future; (v) when and if the Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made, if at all, only in accordance with the terms and conditions of Rule 144 (which may include limitations in the amount of Interests that may be Transferred) and the provisions of this Agreement; (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests without registration will require the availability of an exemption under the Securities Act; (vii) restrictive legends shall be placed on any certificate representing the Interests; and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests;

(f)            such Member’s financial situation is such that such Member can afford to: (i) bear the economic risk of holding the Interests for an indefinite period; and (ii) suffer the complete loss of such Member’s investment in the Interests;

(g)           such Member:  (i) is familiar with the business and financial condition, properties, operations and prospects of the Company and has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the acquisition of the Interests and to obtain any additional information that such Member deems necessary to evaluate whether or not to make an investment in the Company; (ii) has the knowledge and experience in financial and business matters (or has relied upon the advice of an advisor who qualifies as a “Purchaser Representative” pursuant to Regulation D of the Securities Act who is not an Affiliate of the Company) to be able to evaluate the merits and risk of the investment in the Interests; and (iii) has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein and therein;

(h)           such Member:  (i) has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company; and (ii) will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company;

(i)            unless such Member is an Employee Member (solely in respect of such Employee Member’s receipt of Class A Units), such Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Managing Member may request; and

(j)            such Member’s principal place of business or principal residence is as set forth on such Member’s signature page hereto.

8.7.         No State Law Partnership.

(a)           The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purpose other than federal and state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

(b)           So long as the Company is treated as a partnership for federal income tax purposes, to ensure that Units are not traded on an established securities market within the meaning of Treasury Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), notwithstanding anything to the contrary contained herein,

(i)            the Company shall not participate in the establishment of any such market or the inclusion of its Units thereon, and

(ii)           the Company shall not recognize any Transfer made on any such market by:

(A)          redeeming the Transferor Member (in the case of a redemption or repurchase by the Company); or

(B)          admitting the Transferee as a Member or otherwise recognizing any rights of the Transferee, such as a right of the Transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

8.8.         Additional Members.

(a)           Except as otherwise provided herein (including Article IX), the Company, if approved by the Managing Member, may admit one or more additional Members (each an “Additional Member”) to be treated as a “Member” for all purposes under this Agreement.

(b)           Each Person shall be admitted as an Additional Member at the time such Person (i) executes a joinder agreement to this Agreement in a form provided by the Managing Member, (ii) except with respect to any Transfer pursuant to Section 9.1(a), complies with any requirements imposed by the Managing Member with respect to such admission and (iii) complies with any other provision of this Agreement applicable to the admittance of a Person as a Member.

(c)           Each Additional Member shall have the rights and obligations hereunder as apply generally to holders of the type or types of Units or other Interests issued to such Member.

(d)           The Managing Member is authorized (without the consent of any Member) to amend the Schedule of Members and any other relevant provision of this Agreement to reflect any such admission and the Transfer of any such rights.

Article IX
Transfer of Interests

9.1.         Restrictions on Transfers of Interests by Members.  No Member (excluding the Managing Member) may Transfer, directly or indirectly, all or any portion of its Interests or any rights therein (economic or otherwise) to any other Person without the prior written consent of the Managing Member, which consent may not be unreasonably withheld or delayed.  Notwithstanding the foregoing:

(a)           the prior written consent of the Managing Member shall not be required in connection with a Transfer that is made (i) with respect to any Transfer to the Company or the Managing Member (including pursuant to the Exchange Agreement), (ii) with respect to a Transfer by a BlackRock Member, a Transfer to any direct or indirect wholly-owned subsidiary of BlackRock, Inc. or an Affiliate of BlackRock, Inc., (iii) with respect to a Transfer by a Highfields Member, a Transfer to a Member or other owner of HC Partners, LLC or an Affiliate of HC Partners, LLC, (iv) with respect to BlackRock Member or Highfields Member, a Transfer to any entity described in Section 501(c)(3) of the Code that is a bona fide gift without consideration (a “Charitable Transfer”), or (v) at any time six (6) months after the Effective Date, during any time period when the Managing Member is in material breach of its obligations under the Registration Rights Agreement or during any period when the Managing Member has delayed the filing of a registration statement or the registration statement is otherwise not available for use pursuant to the terms of the Registration Rights Agreement (provided that such Member complies with all confidentiality obligations hereunder with respect to such Transfer); provided that, except as provided in Section 12.1 and except for Transferees that are Blackrock Members or Highfields Members, any such Transferee in any transfer that is the subject of this clause (a) shall acquire Class A Units without Voting Rights and, in all cases, the Transferring Member shall not retain the Voting Rights with respect to such Transferred Units;

(b)           with respect to any Management Member, the consent of the Managing Member shall not be unreasonably withheld in connection with Transfers of Units (excluding unvested Units) desired to be made by a Management Member solely for estate planning purposes; and

(c)           with respect to any Member to whom a BlackRock Member or Highfields Member Transfers any of its Interests in compliance with this Section 9.1, the prior written consent of the Managing Member shall not be required in connection with a Transfer to an Affiliate of such Member.

Notwithstanding anything in this Agreement to the contrary (including this Section 9.1), a Member may not Transfer any unvested Units without the prior consent of the Managing Member, which consent may be withheld in its sole discretion.  To the extent that any Class A Units are Transferred in accordance with this Article IX to a Person that was not an existing Member immediately prior to such Transfer, the Company shall transfer or cause the issuance of one share of Class B Common Stock to such Person effective as of the date of such Transfer.

9.2.         Effect of Assignment. The Company shall, from the effective date of any permitted Transfer of an Interest (or part thereof), thereafter pay all further distributions on account of the Interest (or part thereof) so Transferred to the assignee of such Interest (or part thereof).

9.3.         Overriding Provisions.

(a)           Any Transfer in violation of this Article IX shall be null and void ab initio, and the provisions of Section 9.2 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of Article IX shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Managing Member shall promptly amend the Schedule of Members to reflect any permitted Transfer of Interests pursuant to this Article IX.

(b)           Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 9.1), in no event shall any Member Transfer any Interests to the extent such Transfer would:

(i)            result in the violation of the Securities Act, or any other applicable federal, state or foreign laws;

(ii)           be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any note, mortgage, loan agreement or similar instrument or document to which the Company or the Managing Member is a party;

(iii)          result in or create a “prohibited transaction” or cause the Company or a Member to be or become a “party in interest”, as such terms are defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any successor law (“ERISA”), or a “disqualified person”, as defined in Section 4975 of the Code, with respect to any “plan,” as defined in Section 3(14) of ERISA or Section 4975 of the Code; or result in or cause the Company or any Member to be liable for tax under Chapter 42 of the Code;

(iv)          be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of minors);

(v)           cause the Company or any Member (other than the transferee) to be subject to any excise tax pursuant to Chapter 42A of Subtitle D of the Code;

(vi)          cause the Company to be taxed as a corporation pursuant to Section 7704 of the Code;

(vii)         result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)); or

(viii)        occur prior to the 14th day following the Company’s receipt of notice of such Transfer from the transferor, provided that this clause (viii) shall only apply if either (a) the transferor beneficially owns more than 25% of all outstanding Class A Units immediately prior to such Transfer and less than 25% of all outstanding Class A Units immediately following such Transfer, and more than 5% of all outstanding Class A Units would be included in such Transfer, or (b) the Transfer involves greater than 10% of the outstanding Class A Units outstanding, or (c) the Transfer involves the transfer of 5% or more of outstanding Class A Units to a single party, or (d) the Transfer, together with all other Transfers made by such Member less than six months prior to such Transfer, involves 25% or more of the outstanding Class A Units.

The Managing Member may, in its sole discretion, waive any of the conditions set forth in clauses (i) through (viii) above or otherwise require that the Member Transferring its Interests deliver evidence in form and substance satisfactory to the Managing Member (which may include an opinion of counsel), that Transfer does not violate any of the provisions in clauses (i) through (viii) above.

(c)           In connection with any Transfer hereunder, the Member Transferring its Interests shall provide any information reasonably requested by the Managing Member in connection with an election made (or to be made) by the Company pursuant to Section 754 of the Code.

9.4.         Substitute Members. Subject to Section 9.1(a)(v), if a Member Transfers any Interests in compliance with the other provisions of this Agreement, the Transferee shall have the right to become a substitute Member, but only upon satisfaction of the following: (a) execution of such instruments as the Managing Member deems reasonably necessary or desirable to effect such substitution; and (b) acceptance and agreement in writing by the transferee of the Member’s Interest to be bound by all of the terms and provisions of this Agreement and assumption of all obligations under this Agreement (including any breaches hereof) applicable to the transferor; provided that such transferee shall not be deemed to assume the obligations of the transferor relating to the period prior to such assignment if such obligations are agreed in writing between the transferor and the transferee to remain the obligations of the transferor and the Managing Member consents in writing to such allocation of obligations.

9.5.         Mandatory Exchange.

(a)           Subject to the terms and conditions of the Exchange Agreement, the Managing Member may require all Members (other than the Managing Member) holding Class A Units to exchange all such Class A Units held by them pursuant to the Exchange Agreement or, if such Member is not a party to the Exchange Agreement, on terms substantially similar to the Exchange Agreement when no Member (other than the Managing Member) holds a number of outstanding Class A Units greater than three percent (3%) of the number of Class A Units outstanding immediately following the closing of the

IPO and related purchase of Class A Units from the Company by the Managing Member with the proceeds therefrom.

(b)           The Managing Member may require all Members (other than the Managing Member) holding Class A Units to exchange all such Class A Units held by them pursuant to the Exchange Agreement or, if such Member is not a party to the Exchange Agreement, on terms substantially similar to the Exchange Agreement in connection with a Change of Control, subject to the terms and conditions of the Exchange Agreement.

(c)           If an Employee Member or Management Member ceases (either prior or after the Effective Date) to be employed by, or otherwise engaged to provide services to, the Company or the Subsidiaries for any reason (including because of death or disability), such Member shall exchange all Class A Units (excluding unvested Units or any other Units that are required to be forfeited, canceled or returned to the Company pursuant to the Prior Equity Incentive Plans or any other agreement to which such Member is a party) held by such Member pursuant to the Exchange Agreement or, if such Member is not a party to the Exchange Agreement, on terms substantially similar to the Exchange Agreement.

(d)           Notwithstanding anything in this Section 9.5 to the contrary, with respect to any exchange of unvested Units, such unvested Units shall be exchanged for Class A Common Stock or any other Capital Stock of Parent Member on terms determined by the Managing Member in good faith to be reasonably equivalent to such unvested Units, including with respect to vesting and forfeiture.

9.6.         Multiple Sponsor Members.

(a)           Notwithstanding anything in this Agreement to the contrary, if there is more than one BlackRock Member or Highfields Member, then all actions, consents, votes, approvals, waivers or amendments to be taken, given or made pursuant to this Agreement shall be taken, given or made by BlackRock Members or Highfields Members, respectively (including in the capacity as a Sponsor Member) by BlackRock Members holding a majority of the Class A Units held in the aggregate by BlackRock Members (other than the BlackRock Charitable Entities), or by Highfields Members holding a majority of the Class A Units held in the aggregate by Highfields Members (other than Highfields Charitable Entities), respectively.  The Company and the Managing Member shall be entitled to rely on any amendment, approval, waiver, amendment, certificate, consent, instructions or other document without inquiry and without requiring substantiating evidence of any kind if executed by either (i) Members holding such majority or (ii) by (A) the BlackRock Designee, or (B) the Highfields Designee, in each case if such designee certifies that the requisite approval of such BlackRock Members or such Highfields Members, respectively, has been obtained.

(b)           BlackRock Members hereby appoint Matthew Botein as the “BlackRock Designee.”  The Person appointed as the BlackRock Designee may be changed upon notice to the Company by BlackRock Mortgage Ventures, LLC or its designee.

(c)           HC Partners LLC, a Delaware limited liability company, shall initially be the “Highfields Designee.”  The Person acting as the Highfields Designee may be changed upon notice to the Company by HC Partners LLC.

Article X
Dissolution, Liquidation, and Termination of the Company

10.1.       Events of Dissolution. The Company shall be dissolved and its affairs wound up upon earliest to occur of: (a) the determination of the Managing Member; (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or (c) any other event which under applicable Law would cause the dissolution of the Company, provided that unless required by applicable Law, the Company shall not be wound up as a result of such event and the business of the Company shall be continued.  The bankruptcy, death, dissolution, expulsion, incapacity or withdrawal of any Member, or the occurrence of any other event that terminates the continued membership of any Member in the Company, shall not cause a dissolution of the Company, and the Company thereafter shall continue in existence subject to the terms and conditions of this Agreement.

10.2.       Procedure for Winding Up and Dissolution. If the Company is dissolved, the Managing Member shall direct the winding up of the Company’s affairs. On winding up of the Company, the assets of the Company shall be distributed in the following order of priority: (a) first, to pay the costs and expenses of the winding up, liquidation and termination of the Company; (b) second, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by applicable Law, in satisfaction of the liabilities of the Company; (c) third, to establish reserves reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Company (including to purchase customary tail coverage on customary terms for any officers or errors and omissions coverage maintained by the Company as of immediately prior to such dissolution); and (d) fourth the balance to the Members in accordance with the provisions of Section 5.10(a).

10.3.       Hart Scott Rodino.  Notwithstanding any other provision in this Agreement, in the event the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), is applicable to any Member by reason of the fact that any assets of the Company will be distributed to such Member in connection with the dissolution of the Company, the distribution of any assets of the Company shall not be consummated until such time as the applicable waiting periods (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Member.

10.4.       Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that there exists a deficit in the Capital Account of any Member, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

10.5.       Termination. The Company shall terminate when all assets of the Company have been sold or distributed and all affairs of the Company have been wound up.

10.6.       Filing of Certificate of Cancellation. If the Company is dissolved or terminated, an officer appointed by the Managing Member to act as attorney-in-fact shall promptly file a certificate of cancellation as provided in Section 18-203 of the Act with the Secretary of State. If there is no such officer, then a certificate of cancellation shall be filed by the Managing Member; if there is no Managing Member, the certificate of cancellation shall be filed by the last Person to be a Member; if there are no officers, Managing Member or a Person who last was a Member and is willing to sign, a certificate of cancellation shall be filed by the legal successor or personal representative of the Person who last was a Member.

Article XI
Books, Records, Information Rights, Accounting and Tax Matters

11.1.       Books and Records .

(a)           An officer of the Company, at the direction of the Managing Member, shall keep or cause to be kept separate, complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the Company’s business.  The records shall include, but not be limited to, (i) true and correct information regarding the state of the business and financial condition of the Company and in compliance with past custom and practice, (ii) a copy of the Certificate of Formation and this Agreement and all applicable amendments to the Certificates of Formation and this Agreement, (iii) a current list of the names and last known business, residence or mailing addresses of all Members, (iv) minutes of the meetings of all Members and (v) the Company’s federal, state and local tax returns.

(b)           In addition to any other method that the Managing Member may deem appropriate, the books and records shall be maintained in accordance with, and for such length of time as is required by, applicable state and federal tax laws and regulations (including the Regulations under Section 704(b) of the Code). The books and records shall be available at the Company’s principal office for examination by any Member, or any Member’s duly authorized representative, at all reasonable times during normal business hours.  Notwithstanding the foregoing, Employee Members shall not be entitled to review any of the Company’s books and records except as approved by the Managing Member.

(c)           Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member’s inspection and copying of the Company’s books and records.

11.2.       Budget. The Company shall prepare a draft budget for the Company’s upcoming Fiscal Year (the “Budget”), including projected income statements, cash flows and balance sheets, on a quarterly basis for the ensuing Fiscal Year, together with underlying assumptions and a qualitative description of the Company’s business plan by the Chief Executive Officer in support of the Budget. The Budget will also include the aggregate amount of employee and member compensation. The Company shall provide each Management Member with all such additional information as it may reasonably request in order to evaluate the Budget.  Each of BlackRock Member and Highfields Member shall be entitled to receive, after written request to the Company, those portions of the Budget that they wish to receive.

11.3.       Financial Reports. BlackRock Member and Highfields Member shall be entitled to receive, after written request to the Company specifying the information they wish to receive, the following information from the Company:

(a)           Within thirty (30) days after the end of each month, an unaudited balance sheet as of the end of such month and an unaudited related income statement, and statement of cash flows for such month including any footnotes thereto (if any) prepared in accordance with GAAP (with the exception of normal year end adjustments), consistently applied, together with a comparison of such statements to the Budget for such periods (with variances delineated); and

(b)           Within ninety (90) days after the end of each Fiscal Year (or such longer period of time but not in excess of one hundred eighty (180) days after the end of the Fiscal Year if approved by the Board), an audited balance sheet as of the end of such Fiscal Year and the related income statement, statement of members’ equity, and statement of cash flows for such fiscal year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Company’s auditors who shall be selected by the Audit Committee from among the “Big 4” nationally recognized accounting firms, to the extent independent of and not Affiliated with any Sponsor Member or Stanford L. Kurland, or its or their respective Affiliates, or another firm approved by a Sponsor Manager Vote of the Board.

(c)           Notwithstanding Section 18-305 of the Act and subject to Section 14.1, no Member (other than the Managing Member and BlackRock Member and Highfields Member) shall have any rights to obtain information from the Company, including any right to access, review or copy the books or records of the Company; provided that the Company shall provide the Members with information relating to the Company that is reasonable necessary to enable each Member to prepare its federal, state and local income tax returns.

(d)           The rights of BlackRock Member and Highfields Member under this Section 11.3 and under Section 11.2 shall terminate at such time as BlackRock Member or Highfields Member holds less than three percent (3%) of Class A Units after consummation of the IPO, and related purchase of Class A Units by the Managing Member with the proceeds therefrom.

11.4.       Annual Accounting Period; Accounting Method. The annual accounting period of the Company shall be its Fiscal Year. The Company shall use the accrual method of accounting applied in a consistent manner using GAAP.

11.5.       Tax Matters.

(a)           The Managing Member shall not, pursuant to Section 5.2, select a method other than the “traditional method” of Section 1.704-3(b) of the Regulations without the consent of the Blackrock Member and the Highfields Member so long as such Member holds any Class A Units.  The Company shall make, and keep in effect, a valid election under Section 754 of the Code.

(b)           Subject to paragraph (a), the Managing Member shall have the authority to make any and all tax elections and other decisions relating to tax matters for federal, state and local purposes.

(c)           The Managing Member shall act as the “tax matters partner” of the Company under the Code (the “Tax Matters Person”) and in any similar capacity under state or local law. The Tax Matters Person shall have the power and authority to perform in such capacity those duties as may be required to be performed by a “tax matters partner” under the Code.  The Tax Matters Person shall take such reasonable steps as are necessary to make the Sponsor Members “notice partners” within the meaning of Section 6231(a)(8) of the Code.

(d)           The Company shall prepare or cause there to be prepared all federal, state and local income and other tax returns that the Company is required to file. The Company shall use commercially reasonable efforts to send or deliver to each Person who was a Member at any time during a taxable year of the Company such tax information (including Schedule K-1’s) within ninety (90) days after the end of such taxable year as shall be reasonably necessary for the preparation by such Person of such Person’s federal income tax return and state income and other tax returns.

(e)           If the Company becomes the subject of any audit, assessment or other examination relating to taxes by any tax authority or any judicial or administrative proceedings relating to taxes (a “Tax Audit”), the Managing Member shall promptly notify the Members of the existence of, and the issues involved in, such Tax Audit, and, if requested by the Managing Member, the Members shall cooperate in good faith to resolve any issues that arise during the course of such Tax Audit.  The Members shall keep each other reasonably informed of all material matters arising in connection with such Tax Audit.

Article XII
Amendments

12.1.       Approval of Amendments. Except as otherwise provided in this Agreement or as otherwise required by Law, any amendment to this Agreement and the Schedules hereto may be made only pursuant to an agreement in writing signed by (a) the Company and (b) the Managing Member; provided, however, that notwithstanding the foregoing, (i) as long as BlackRock Member or Highfields Member holds a number of Class A Units that is equal to or greater than 10% of the Class A Units outstanding immediately following the closing of the IPO and related purchase of Class A Units from the Company by the Managing Member with the proceeds therefrom, any amendments to this Agreement shall require the approval of BlackRock Member and Highfields Member, as applicable, (ii) as long as a BlackRock Member or Highfields Members holds any Class A Units, amendments to Sections 3.2(a) (but only if such amendments are not approved by the compensation committee of the Managing Member), 3.2(b), 3.3(a), 3.3(c), 6.1, 6.2, 6.3, 7.1, 7.2(c), 9.1, 11.2, 11.3 and 14.1(e)(iii) and this Section 12.1 shall require the approval of BlackRock Member and Highfields Member, as applicable, and any amendment to Section 7.4 shall require the approval of BlackRock Member, and (iii) any amendment which would materially and adversely affect the rights or duties of a Member on a discriminatory and non-pro rata basis shall require the consent of such Member; provided that the foregoing clause (iii) shall not apply with respect to (x) any disproportionate effect on a Member of any issuance of New Interests made in compliance with the terms of this Agreement resulting solely from the number or type of Units held by such Member compared to the number or type of Units held by other Members, (y) any effect on a Member holding any unvested Units with respect to such unvested Units, and (z) any amendments to the Schedule of Members to reflect any change in the Members, Interests or the Capital Accounts of the Members.  In addition, the amendment of any specific approval, consent, voting right, or Transfer rights of a Sponsor Member or other specified Member shall require the approval of such Sponsor Member or Member, provided that the Sponsor Member or such Member holds the number of Class A Units, if applicable, required to exercise such right.  Notwithstanding the foregoing, in addition to any other consent that may be required, the consent of each Sponsor Member and any other Member to whom any Sponsor Member Transfers Class A Units in compliance with Article IX shall also be required, for so long as such Member continues to hold Class A Units, for any amendment of this Agreement that (i) reduces the right of such holder of Class A Units to receive distributions pursuant to Section 5.10(b), (ii) precludes or limits the rights of such holder of Class A Units to exercise its rights under the Exchange Agreement, (iii) requires such holder of Class A Units to make a Capital Contribution (including as a condition to maintaining any rights necessary to permit such holders to exercise their rights under the Exchange Agreement), (iv) increases the obligations of such holder of Class A Units, (v) permits the appointment of a substitute Managing Member other than as expressly provided pursuant to the definition of “Managing Member” or (vi) amends Section 11.5(a) or otherwise permits or authorizes the conversion of the legal form of the Company into a corporation.

12.2.       Amendment of Certificate of Formation. If this Agreement shall be amended pursuant to this Article XII, an officer approved by the Managing Member shall, to the extent necessary, cause the Certificate of Formation to be amended to reflect such change.

Article XIII
Covenants of Employee Members

13.1.       Non- Solicitation.

(a)           In order to protect their mutual interests as owners of the Company and to induce the making of additional investments in the Company, and recognizing that the business of the Company in which the Members have a mutual interest (which interest exists irrespective of the identities and locations of the particular clients with whom any Employee Member may have a direct working relationship) is nationwide in scope, each Employee Member acknowledges that (i) such Employee Member’s association with the Company has been and is expected to continue to be critical to the success of the Company and its Affiliates, (ii) the restrictive covenants and other agreements contained in Section 13.1 and elsewhere in this Agreement are an essential part of this Agreement, and (iii) such restrictive covenants and agreements are reasonable and it would not be reasonable for the other Employee Members to enter into this Agreement without obtaining such restrictive covenants and agreements. Accordingly, each Employee Member agrees with the restrictions set forth in this Section 13.1.

(b)           An Employee Member shall not, during his or her employment and for a period of one (1) year following the termination of such employment, either on his or her own account or in conjunction with or on behalf of any other Person, directly or indirectly induce, solicit, entice, participate in or procure any Person who is an employee of the Managing Member, the Company or any Subsidiary to leave such employment.

13.2.       Non-Compete.

(a)           Each Employee Member acknowledges that the Company expends considerable time, money and resources in recruiting, training and developing the unique and extraordinary skills and abilities of its employees and agents, developing business relationships with Clients so as to improve the business and goodwill of the Company, establishing and maintaining close business relationships between employees and Clients and staff, and obtaining, compiling and developing confidential Client and prospect lists, various internal computer reports and other proprietary business information and Confidential Information not readily available to the public or through other sources. Each Employee Member acknowledges that the Company is entitled to protect its investment in the foregoing and to keep the results of its efforts for its exclusive use. The Company will suffer substantial and irreparable harm in the event that any Employee Member should enter into competition with the Company in breach of this Section 13.2.

(b)           Except as otherwise provided in Section 13.1(a), each Employee Member acknowledges and agrees that such Employee Member shall not, during his or her employment and for a period of one (1) year following the termination of such employment, without the prior written consent of the Managing Member, for any reason, directly or indirectly:

(i)            other than the ownership of Interests, acquire, control or own in any manner any interest (whether through a debt or equity instrument or otherwise) in any Person which engages or, to the actual knowledge of the Employee Member has firm plans to engage, in a material way in any facet of the business of the Company or which competes or, to the actual knowledge of the Employee Member, has firm plans to compete with the business of the Company;

(ii)           be employed by, associated with or serve as an employee, agent, officer, manager, partner, independent contractor, manager of, or as a consultant to, or otherwise manage, operate, aid or assist (financially or otherwise), any such Person which engages or, to the actual knowledge of the Employee Member, has firm plans to engage, in a material way in any facet of the business of the Company or which competes or, to the actual knowledge of the Employee Member has firm plans to compete, with the business of the Company; or

(iii)          utilize the Employee Member’s special knowledge of the business of the Company and his or her relationships with Clients and others to compete with the Company;

provided, however, that for the avoidance of doubt, the restrictions imposed by this Section 13.2 shall not be applicable to, and may not be enforced by the Company against, any Employee Member that is an employee of the Company located in the State of California or in any other jurisdiction in which such provisions are not enforceable against employees of the Company; provided, further, that the foregoing shall not prevent the Company from entering into a separate written agreement to enforce the restrictions set forth in this Section 13.2 with one or more Employee Members to the extent that such agreement would otherwise be enforceable under the laws of the State of California or in any other jurisdiction in which such provisions are generally not enforceable against employees of the Company; and provided, further, that nothing herein shall be deemed to prevent the Employee Member from acquiring through market purchases and owning, solely as a passive investment, five percent (5%) or less in the aggregate of the equity securities of any class of any issuer whose shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on any system of automated dissemination of quotations of securities prices in common use, so long as the Employee Member is not a member of any “control group” (within the meaning of the rules and regulations of the Securities and Exchange Commission) of any such issuer and as long as the Employee Member does not actively participate in, or disclose Confidential Information to, any such issuer.

13.3.       Non-Disparagement. Each Employee Member agrees that such Employee Member shall not at any time during or subsequent to his or her employment, criticize, speak ill of, make false statements in respect of, disparage or impugn the reputation or damage the goodwill or the business of the Company, any Sponsor Member or any Affiliate of the Company or such Sponsor Member, or any employee or Principal of the Company, any Sponsor Member or an Affiliate of the Company or such Sponsor Member; provided that such obligations with respect to a Sponsor Member or any employee, Principal or Affiliate of the Sponsor Member shall terminate with respect to such Persons when such Sponsor Member does not hold any Class A Units.  Each Employee Member also agrees not to take any action, or omit to take any action, which conflicts with (or appears to conflict with) the business interests of the Managing Member, the Company or any Subsidiary except if ordered to do so by a court or government agency.

13.4.       Work Product.

(a)           In return for continuing employment with the Company and other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, each Employee Member agrees that he or she shall not have any proprietary interest in any work product developed or used by such Employee Member, either prior to or after the Effective Date, and arising out of his or her status as a Member or employee of the Company or any of its Affiliates whether prior to or after the Effective Date or otherwise.  Each Employee Member agrees to assign and hereby irrevocably assigns to the Company, without further consideration, all right, title, and interest that such Employee Member has, may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Work Product (as defined herein), which Work Product shall be the sole property of the Company, whether or not patentable. “Work Product” as used herein shall mean all ideas, processes, trademarks, service marks, inventions, technology, computer programs, radio and television infomercials and the scripts related thereto, computer software (including object code and source code), original works of authorship, designs, formulas, discoveries, patents, copyrights, moral rights (including but not limited to rights to attribution or integrity) and all improvements, rights, and claims related to the foregoing that are conceived, created, developed, or reduced to practice by such Employee Member alone or with others while he or she was a Member or an employee of the Company or any of its Affiliates.  In addition, to the extent not assigned, each Employee Member hereby irrevocably waives any moral rights (including rights of attribution and integrity) that such Employee Member had, has or may have with respect to the Work Product.  Each Employee Member acknowledges that all original works of authorship which are made by such Employee Member (solely or jointly with others) while he or she was a Member or an employee of the Company or any of its Affiliates and which are protectable by copyright are “Works Made For Hire” as defined in the United States Copyright Act (17 USCA, § 101) and are included in the definition of Work Product.

(b)           Each Employee Member has attached hereto on Schedule 13.4(b) a list describing all Work Product made or developed by him or her prior to the Effective Date which relates to the Company’s or its Affiliates’ business or proposed business, products or research and development, and which are not assigned to the Company hereunder (collectively referred to as “Prior Inventions”).  If no such list is attached, such Employee Member represents that no such Prior Inventions exist or that any such Prior Invention has already been assigned to the Company by him or her.  If, while the Employee Member is a Member or employee of the Company or any of its Affiliates, such Employee Member incorporates into a product of the Company or an Affiliate of the Company, process or machine a Prior Invention owned by such Employee Member or in which such Employee Member has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, reproduce, modify, adapt, distribute, display, perform, use, import, offer to sell and sell such Prior Invention as part of or in connection with such product, process or machine.

(c)           Each Employee Member agrees to assist the Company, or its designee, at the Company’s expense, in securing the Company’s rights in and to the Work Product and any copyrights, patents, trademarks, service marks, mask work rights or other intellectual property rights relating thereto in any and all countries.  Such assistance shall include the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights, and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, trademarks, service marks, mask work rights or other intellectual property rights relating thereto.  Each Employee Member further agrees that his or her obligation to execute or cause to be executed, when it is in his or her power to do so, any such instrument or papers, shall continue after the termination of his or her employment or Member status or this Agreement.  If the Company is unable because of an Employee Member’s mental or physical incapacity or for any other reason to secure his or her signature to apply for or to pursue any application for any United States or foreign intellectual property rights including patents or copyright registrations covering Work Product or original works of authorship assigned to the Company as provided herein, then such Employee Member hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as such Employee Member’s agent and attorney in fact, to act for and in such Employee Member’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such intellectual property rights including letters patent or copyright registrations thereon with the same legal force and effect as if executed by him or her.

(d)           Each Employee Member agrees to maintain adequate and current written records on the development of all Work Product and to disclose promptly to the Company all Work Product and relevant records, which records will remain the sole property of the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  Each Employee Member further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, discovery, improvement, technology, computer program, original work of authorship, design formula, discovery, patent, or copyright that he or she does not believe to be Work Product, but is conceived, developed, or reduced to practice by him or her (alone or with others) while he or she was a Member or an employee of the Company or any of its Affiliates shall be promptly disclosed to the Company (such disclosure to be received in confidence).

(e)           Each Employee Member knows of no existing agreement to which he or she is a party that would conflict with this Section 13.4 of the Agreement.  Each Employee Member understands and acknowledges that he or she has been advised, pursuant to Section 2872 of the California Labor Code, that the provisions of this Agreement requiring the assignment of inventions do not apply to any invention that qualifies fully under Section 2870 of the California Labor Code, which provides:

“(a)                           Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)           Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)           Result from any work performed by the employee for the employer.”

13.5.       Survival. The covenants set forth in this Article XIII shall survive the termination of this Agreement and shall continue to be binding on an Employee Member or Management Member in his or her personal capacity after such Member ceases to hold any Interests.

13.6.       Injunction. It is agreed by all parties to this Agreement that a breach of any provision contained in this Article XIII will result in irreparable harm and continuing damages to the Company and its business, and that the Company’s remedy at Law for any such breach or threatened breach will be inadequate. Accordingly, it is agreed that, in addition to such other remedies at Law or in equity as may be available to the Company, any court of competent jurisdiction may issue an immediate injunction or other equitable relief (without bond and without the necessity of showing actual monetary damages) enjoining and restricting any breach or threatened breach of this Article XIII.

13.7.       Blue Pencil. If any provision of this Article XIII is found by a court to be invalid or unenforceable for any reason, including the geographic or business scope or the duration of the covenants herein, such provision shall be construed, reduced or reformulated by the court in such a way as to make it valid and enforceable to the maximum extent possible. Any invalidity or unenforceability of any provision of this Article XIII shall attach only to such provision and shall not affect or render invalid or unenforceable any other provisions of this Article XIII, this Agreement or any other agreement or instrument.

Article XIV
General Provisions

14.1.       Confidentiality.

(a)           Confidential Information of the Company. Each Member (excluding the Managing Member) agrees (as to itself only) that such Member will at all times:

(i)            hold in the strictest confidence and shall neither use in any manner detrimental to the Company or any Subsidiary, or disclose, publish, divulge or make accessible, directly or indirectly, to any Person, any Confidential Information of the Managing Member, the Company or any Subsidiary, without the prior written consent of the Managing Member;

(ii)           exercise all reasonable efforts to prevent third parties from gaining access to such Confidential Information of the Managing Member, the Company or any Subsidiary;

(iii)          inform all other employees and agents, to whom such Member discloses Confidential Information of the Managing Member, the Company or any Subsidiary, of the proprietary interest and nature of such Confidential Information and of the recipient’s obligations under Company policy to keep such information confidential; and

(iv)          take such other protective measures as may be or become reasonably necessary to preserve the confidentiality of such Confidential Information of the Managing Member, the Company or any Subsidiary.

(b)           Confidential Information of Members. Each Member (excluding the Managing Member) and each Principal of a Member (excluding the Managing Member) agrees at all times not to disclose, publish, divulge or make accessible, directly or indirectly, to any Person, any Confidential Information of any Member or any Affiliate of such Member to any Person without the prior written consent of such Member.

(c)           Confidential Information of Third Parties. The Company may, from time to time, enter into agreements or business relationships with third party vendors or suppliers of information as a result of which Employee Members may have access to Confidential Information proprietary to such third parties (“Third Party Confidential Information”). The use and disclosure by Employee Members of Third Party Confidential Information shall be governed by the terms and conditions of this Section 14.1 and shall be in strict compliance with any existing agreement between the Company and the third parties to hold such information confidential. From time to time, the Company enters into such agreements with third parties. Prior to using any Third Party Confidential Information, Employee Members are required to inquire whether and to what extent the use of such Third Party Confidential Information is governed by an existing agreement and must comply with the terms of any such agreement.

(d)           Restricted Information. In addition to the foregoing, the Company may at times develop appropriate information barriers to assure that restricted information related to Clients and Prospective Clients is not improperly communicated or disclosed to other Employee Members within the Company; provided that any such barriers shall require the approval of the Managing Member.  Employee Members who have reason to believe that they may be subject to an information barrier are required to inquire of with the General Counsel of the Company as to the applicability and terms of any such barrier.

(e)           Exceptions to Disclosure of Confidential Information. Notwithstanding subsections (a) and (b) of this Section 14.1, each Member (and each Principal of a Member) may divulge or communicate Confidential Information: (i) to officers, directors, stockholders, partners, members, interest holders or employees of the Company or such Member or Principals (or their respective Affiliates) and, with respect to any Sponsor Member and its Affiliates, to any investors or prospective investors of such Sponsor Member or its Affiliates, and to auditors, counsel and other professional advisors to such Persons and the Company; provided, however, that such Persons have a need to know and have been informed of the confidential nature of the information, and, in any event, the Person disclosing such information shall be liable for any failure by such Persons to abide by the provisions of this Section 14.1; (ii) where the disclosure of Confidential Information is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any Law, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, in which case the disclosing party will (except as prohibited by Law) provide the Company or the Person whose Confidential Information is required to be disclosed, as applicable, with prompt, prior written notice of such compelled disclosure and the opportunity to prevent or limit such disclosure; or (iii) to any Person in connection with the proposed transfer of all or any portion of such Member’s Class A Units in compliance with Article IX of this Agreement; provided, however, that such Person either (x) agrees to keep such Confidential Information confidential in accordance with this Section 14.1 and such transferring Member shall be liable for such Person’s compliance with the provisions of this Section 14.1, or (y) signs a confidentiality agreement with the Company with respect to any such Confidential Information.

(f)            Return of Confidential Information. Upon an Employee Member ceasing to be an employee or a Member of the Company, at the request of the Company, such Person and each Principal of such Person shall deliver to the Company only, and shall not retain for such Person’s or anyone else’s use, any and all records, files, memoranda, documents and materials of any type, and all copies, excerpts and notes thereof containing (in whole or in part) any Confidential Information or in any way relating to the employee or Member’s relationship with the Managing Member, the Company, any Subsidiaries or any Clients, customers, prospective customers or Clients, services, projects, programs or business of the Managing Member, the Company or any Subsidiary of which such employee, Member or Principal obtains knowledge during the term of this Agreement.

(g)           The covenants set forth in this Section 14.1 shall survive the termination of this Agreement and shall continue to be binding on a Member in its, his or her personal capacity after such Member ceases to hold any Interests.

14.2.       Further Assurances. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Managing Member or an officer of the Company reasonably deems appropriate to comply with the requirements of Law for the formation and operation of the Company and to comply with any Laws relating to the acquisition, operation or holding of the Company Property, including (a) any documents that the Managing Member deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or any Subsidiary conducts or plans to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.

14.3.       Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or sent by recognized overnight delivery service, electronic mail (e-mail) or by facsimile transmittal. Any notice sent by confirmed e-mail or facsimile must be sent simultaneously by another method described in the prior sentence. A notice must be addressed: (a) if to a Member, to such Member’s last known address as set forth on such Member’s signature page hereto or at such other address as such party may designate from time to time by written notice to the Company; and (b) if to the Company, to the Managing Member. A notice delivered personally will be deemed given only when accepted or refused by the Person to whom it is delivered. A notice that is sent by mail will be deemed given: (i) three (3) Business Days after such notice is mailed to an address within the United States of America or (ii) seven (7) Business Days after such notice is mailed to an address outside of the United States of America. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent by e-mail or facsimile shall be deemed given upon receipt of a confirmation of such transmission, unless such receipt occurs after normal business hours, in which case such notice shall be deemed given as of the next Business Day. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

14.4.       Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party which may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach.

14.5.       Complete Agreement. This Agreement, together with the Exchange Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, constitutes the entire agreement and understanding among the Members with respect to the subject matter hereof and thereof, and supersedes all prior agreements or arrangements (written and oral), including any prior representation, statement, condition or warranty between the Members relating to the subject matter hereof and thereof, including the Prior Operating Agreement and the Prior Equity Incentive Plans (except to the extent, and for the limited purpose, specifically stated in Section 3.2(a)).

14.6.       Power of Attorney.  Each Member (other than BlackRock Member and Highfields Member) hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, (a) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, and (b) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

14.7.       Applicable Law; Venue; Waiver of Jury Trial.

(a)           The Members hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the Laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(b)           Each of the parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. The parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(c)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS

LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.7(c).

14.8.       References to this Agreement; Headings. Unless otherwise indicated, “Articles,” “Sections,” “Subsections”, “Clauses”, “Exhibits” and “Schedules” mean and refer to designated Articles, Sections, Subsections, Clauses, Exhibits and Schedules of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits and schedules referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

14.9.       Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective personal and legal representatives, heirs, executors, successors and permitted assigns.

14.10.     Construction. Common nouns and pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. Any reference to the Act, Code or other statutes, laws, or regulations (including the Regulations), forms or schedules shall include any amendments, modifications, or replacements thereof.   Any reference to any agreement, contract or schedule, unless otherwise stated, shall include any amendments, modifications, or replacements thereof.  Whenever used herein, “or” shall include both the conjunctive and disjunctive unless the context requires otherwise, “any” shall mean “one or more,” and “including” shall mean “including without limitation.” “Member” or “members” and “limited liability company” or “limited liability companies” shall be substituted in and for references to “partner” or “partners” and “partnership” or “partnerships,” respectively, in the Code, Regulations and any pronouncements by the Internal Revenue Service.

14.11.     Severability. It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of, among other things, preserving the goodwill, proprietary rights and going concern value of the Company, if any provision of this Agreement or the application of any such provision to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to any party or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by Law so long as the economic or legal substance of the matters contemplated hereby is not affected in any manner materially adverse to any party.  If the final judgment of a court of competent jurisdiction declares or finds that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, or to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  If such court of competent jurisdiction does not so replace an invalid or unenforceable term or provision, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the matters contemplated hereby are fulfilled to the fullest extent possible.

14.12.     Counterparts. This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

14.13.     No Third Party Beneficiaries. Except for Covered Persons, who shall be intended third party beneficiaries of this Agreement with the right to directly enforce this Agreement as if signatories hereto, this Agreement is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto and their successors and permitted assigns.  Without limiting the foregoing, this Agreement shall not be construed as conferring any benefit upon any creditor of the Company or any creditor of a Member (and no such creditor shall be a third party beneficiary of this Agreement).

14.14.     Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of Laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

14.15.     Waiver of Partition. No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have any Company assets partitioned, and each Member, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the rights of any Member or successor-in-

interest to Transfer of any interest in the Company shall be subject to the limitations and restrictions of this Agreement.

14.16.     Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by Law, statute, ordinance or otherwise.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY:

Private National Mortgage Acceptance
Company, LLC

By:	/s/ Jeffrey P. Grogin
	Name:	Jeffrey P. Grogin
	Title:	Chief Administrative and Legal Officer
and Secretary

MANAGING MEMBER:

Private National Mortgage Acceptance
Company, LLC

By:	/s/ Jeffrey P. Grogin
	Name:	Jeffrey P. Grogin
	Title:	Chief Administrative and Legal Officer
and Secretary

MEMBERS:

PennyMac Financial Services, Inc.

By:	/s/ Jeffrey P. Grogin
	Name:	Jeffrey P. Grogin
	Title:	Chief Administrative and Legal Officer
and Secretary

COUNTERPART SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED LLC AGREEMENT

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC